Exhibit 99.1

Investor Presentation Q1 2010

Disclaimer 2 The information contained in this presentation is preliminary and may not be complete and may be changed. You should evaluate the information contained herein in conjunction with the confidential private placement memorandum to be distributed by Doral Financial Corporation. No party, other than Doral Financial Corporation, makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained or incorporated by reference in this presentation. This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). These include comments with respect to our objectives and strategies, and the results of our operations and our business. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." We intend these forward-looking statements to be covered by the safe harbor provisions of the PSLRA. Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are not guarantees of future performance, and actual results may differ materially. By their nature, these forward-looking statements involve numerous assumptions and uncertainties, both general and specific, including those discussed in Doral Financial Corporation's 2009 Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. These statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward- looking statements were made. While there is no assurance that any list of risks and uncertainties or risk factors is complete, certain important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: - the continued recessionary conditions of the Puerto Rico and the United States economies and the continued weakness in the performance of the United States capital markets leading to, among other things, (i) a deterioration in the credit quality of our loans and other assets, (ii) decreased demand for our products and services and lower revenue and earnings, (iii) reduction in our interest margins, and (iv) decreased availability and increased pricing of our funding sources, including brokered certificates of deposits; - the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and its impact on the credit quality of our loans and other assets which may lead to, among other things, an increase in our non-performing loans, charge-offs and loan loss provisions; - a decline in the market value and estimated cash flows of our mortgage-backed securities and other assets may result in the recognition of other-than-temporary-impairment of such assets under generally accepted accounting principles in the United States of America; - our ability to derive sufficient income to realize the benefit of our deferred tax assets; - uncertainty about the legislative and other measures adopted by the Puerto Rico government in response to its fiscal situation and the impact of such measures on several sectors of the Puerto Rico economy; - higher credit losses because of federal or state legislation or regulatory action that either (i) reduces the amount that our borrowers are required to pay us, or (ii) limits our ability to foreclose on properties or collateral or makes foreclosures less economically feasible; - risks and difficulties relating to combining acquired operations with our existing operations; and - general competitive factors and industry consolidation. Market data used in this presentation has been obtained from industry sources and publications as well as from research reports prepared for other purposes. We have not independently verified any the data obtained from these sources, and we cannot assure you of the accuracy or completeness of the data. This presentation does not constitute an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make an offer or solicitation. The securities described in this presentation have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws in the United States, and are being offered in the U.S. only to qualified institutional buyers that are purchasing for their own account or for the accounts of qualified institutional buyers. Each recipient of this presentation agrees that all of the information contained herein is confidential, that the recipient will treat such information confidentially and that the recipient will not directly or indirectly duplicate or disclose such information without the prior written consent of Doral Financial Corporation. Recipients who do not desire further information agree to return this material promptly to Doral Financial Corporation.

3 Doral is Puerto Rico's Leading Community Bank Third largest bank in Puerto Rico Doral Financial Corporation is a bank holding company with operations principally conducted in Puerto Rico and the New York City metropolitan area Community focused bank with a focus on retail banking and mortgages. With over $4B of residential mortgages, Doral is a leading provider of affordable mortgages in our communities Doral has a significant Deferred Tax Asset ($519MM) with $387MM reserve. The Deferred Tax Asset can protect approximately $900MM of future income in certain Puerto Rican domiciled entities The Deferred Tax Asset benefits expire at various times through 2028 Corporate Structure 35 Branches Serving Puerto Rico Communities1 Doral Financial San Juan Mayaguez ^ 1. Source: SNL Financial Bayamon Caguas Carolina Ponce Business Overview Consumer Banking Mortgage Business Banking Puerto Rico Doral Financial Corporation New York Activities Core Banking Discontinued Construction lending in PR Leasing Doral is now the third largest bank in Puerto Rico and its leading Community Bank doral

Economic Forecast is Stabilizing

2006	2007	2008	Indicators	2009	2010	2011
67.1	65.8	64.1	Gross state product (C$B)	60.8	59.5	61.7
1,041	1,028	1,010	Total employment (000)	971	953	960
10.4	10.9	11.5	Unemployment rate	15.1	16.8	15.0
2.8	5.1	6.6	Personal income growth	(1.5)	(1.1)	(0.8)
10,691	7,475	6.787	Single-family permits	5,326	3,994	3,107
4,027	4,672	2,364	Multi-family permits	1,871	1,476	1,915
8,828	7,375	5,620	Mortgage originations ($MM)	4,524	3,498	1,668
5,248	7,510	8,733	Personal Bankruptcies	10,338	9,825	9,470

- **Puerto Rico has experienced significant economic stress since 2006:**
  - The economy contracted by 9.4% from 2006 to 2009
  - Unemployment rose 470 bps from 2006 to 2009; 70 thousand jobs were lost in that period
- **Unemployment rate appears to be stabilizing around 15 – 16%**
- **Mortgage originations were 48% lower in 2009 vs. 2006.**
- **Doral took decisive actions to position itself for a difficult economic environment:**
  - Raised $790MM in new equity since 2007 and converted $220 MM of preferred shares to common equity
  - Tightened underwriting and exited businesses ahead of the market
  - De-levered balance sheet by over $7B

Source: Moody's Economy.com (January 2010)

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Execution Areas Strategies Implemented Outcomes Completed $610 million recapitalization in 2007 Raised an additional $180 million in April 2010 Successfully exchanged $221 million preferred for common to date Cushion over regulatory "well capitalized" minimums Tightened underwriting standards Materially decreased originations before PR peers Implemented loss mitigation program Increased OREO efficiency Stabilizing asset quality Recruited new management team Strengthened risk management and internal controls Instituted a culture of compliance Settled all material shareholder litigation and SEC actions Rationalized operations Realigned resources Retained $519MM Deferred Tax Asset ($387 MM reserve) $21 MM in Net Income over past 4 quarters Decreased reliance on non-core deposits and increased stable core funding base Liquidated discontinued operations Strong liquidity position and reduced interest rate risk Asset Quality Management Quality Earnings Capital Adequacy Liquidity and Market Risk Doral has undergone an exceptional transformation since recapitalization in mid-2007 Doral Has Evolved into Puerto Rico's Leading Community Bank 5

6 1st Quarter Financial Highlights Net Income to Common Shareholders of $21.2MM driven by benefits of a $63MM Preferred Share exchange during Q1. Over the past four linked quarters, Doral has delivered earnings Pre-Tax Income: $2.8 MM Net Income: $21.6 MM Net Income to Common Shareholders: $30.2 MM Non-Performing Assets continue to create a drag on core earnings Net Interest Margin Provisions Operating Expenses Recent preferred share exchanges and capital raise have increased capital ratios and allowed Doral to sell non- agency securities which drove $13.2 MM of OTTI loss in Q1 and $40.8 MM of OTTI loss over the past four quarters. Doral Financial Corp. ($MM) Income Statement Q1 2010 Net interest income $43.7 Provision 13.9 Non-interest income (loss) 36.6 Non-interest expense 67.4 Pre-tax income (loss) (1.0) Tax (benefit) 2.5 Net income (3.5) Net Income to common 21.2 Supplemental Data (EOP; $ in billions) Gross Loans 5.8 Total assets 10.2 Deposits 4.6 Total Equity 0.9 Non-performing assets ($M) 1,004.3 Key Ratios (bps or %) Net interest margin (bps) 187bps ROAA (%) (0.14%) ROACE (%) 16.6 Efficiency ratio (%) 95.4% Tangible Book Value / Share $7.58 Financial Highlights Source: Company filings.

7 Capital Strengthened due to Recent Actions Source: Company filings. Subsequent to March 31st, Doral Announced Two Actions: Doral raised $180MM of Common Equity at $3.00 / Share Doral sold $384 MM of Non-Agency Securities at a loss of $138MM ($130 MM already in OCI) These Actions Resulted in Higher Capital Ratios and Eliminated the Source of $41MM of OTTI Losses over the Past 4 Quarters $387 MM of Doral's $519MM Deferred Tax Asset is excluded from current Book Value 12/31/09 3/31/10 Pro-Forma Doral Financial Corporation Tier 1 Leverage 8.4% 8.4% 9.1% Tier 1 RWA 13.8% 13.8% 15.0% TCE / TA 4.4% 5.2% 7.1% TCE / RWA 7.2% 8.2% 11.2% Doral Bank Puerto Rico Tier 1 Leverage 7.4% 7.4% 8.3% Tier 1 RWA 14.0% 14.4% 15.9% Tangible Book Value / Share $7.41 $7.58 $5.24

Doral's Loan Portfolio is Secured by Real Estate 8 93% of Doral Bank PR's loan portfolio is secured by real estate Doral's residential portfolio is in the more liquid, lower-price points 82% of loans under $250K Doral's mortgage portfolio is in mature vintages 85% of NPAs and 71% of total UPB are pre-2007 Doral's Puerto Rico Construction Portfolio is largely complete and in affordable residential projects 75% of projects are more than 75% complete. 98% of units are at price points below $500K and 87% are below $300K. 60% of Doral's Commercial Real Estate portfolio is small ticket mortgages (<$2MM). Average balance $176K Managed through mortgage function $212 MM (58%) of Doral's Commercial portfolio is US-based shared national credits originated since July 2009. Doral's loan portfolio is concentrated in affordable, fixed-rate, mature residential mortgages .. Includes lease financing receivables, loans on savings deposits and other consumer loans. Category $ (MM) % Residential Mortgage $4,142 70% Commercial Real Estate 745 13% Construction 406 7% Commercial 364 6% Land 140 2% Consumer & Other 1 80 1% Total 5,877 100%

Doral's Mortgages are Fixed Rate Fixed mortgages have performed better than ARMs/Option ARMs Doral's Mortgages are Mature...71% of Mortgage Receivables are Pre-2007 Current Average LTV is 71% Only 1% of mortgages are underwater Doral's Mortgages are Affordable...82% of mortgages are <$250K Home prices in this segment have only declined 2% from peak 57% of monthly payments are less than $800 Doral's Mortgage Portfolio is Fixed-Rate, Mature and Affordable 9

doral

Delinquency Driven by Unemployment

- **Credit risk on Doral's residential mortgage is reduced by a combination of unique Puerto Rico macro-economic factors and specific portfolio qualities**

PR Delinquency & Unemployment (2006–09)


18.00%
16.00%
14.00%
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
90+ Delinquency
Conventional 90+
Unemployment
12/31/2005
3/31/2006
6/30/2006
9/30/2006
12/31/2006
3/31/2007
6/30/2007
9/30/2007
12/31/2007
3/31/2008
6/30/2008
9/30/2008
12/31/2008
3/31/2009
6/30/2009
9/30/2009
12/31/2009

Source: Moody's economy.com; Doral internal data.

US v. PR Home Price Index ('99-'09)


200.00
180.00
160.00
140.00
120.00
100.00
80.00
1999
2000
2000
2002
2003
2004
2005
2006
2007
2008
2009
Freddie Mac
PR

Source: Freddie Mac Office of the Chief Economist, Conventional Mortgage Home Price Index, Q4 2009.

Doral Portfolio Characteristics	Effect
15-30y Fixed Rate Mortgages	No Payment Shocks: **Doral Bank PR's residential mortgage loans do not have adjustable interest rate features. Therefore, we have not suffered interest rate driven payment shocks and negative amortization which has characterized US mortgage delinquency**
Delinquency tied to changes in unemployment	Driven by Employment: **In Doral Bank PR's mortgage portfolio delinquency has been statistically correlated to changes in unemployment. Delinquency is expected to change by ~1% for each 1% change in unemployment**
Low Rental Market	Higher Cure Rates: **Borrowers purchase and families rally around the home as the primary asset**
Equity	Higher Recovery Rates:. **Average price point is $110,000. Has experienced only 2% decline in value since peak**
Borrowers bank in person	Better Loss Mitigation: **90% of customers make a branch visit each month. This contact provides us with an opportunity to provide face-to-face loss mitigation solutions**

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OREO value realization has remained at, or above Book Value over the past two years Q1 2009 was impacted by a single, large auction event. Typically auction prices are lower than individual sales Loss Severity Remains Low 11 Over the past 2 years, Doral has sold 781 OREO units at 102% of Book Value

Doral's is an Award Winning Community Partner Doral has developed award winning community programs recognized with 10 local and international awards. Doral has Grown Core Deposits Doral grew core retail deposits by 8% ($139 MM) over the past year Doral's is a Leader in Affordable Mortgages ...82% of mortgages are <$250K Home prices in this segment have only declined 2% from peak Doral's has the Capital Strength to Be Puerto Rico's Leading Community Bank Tangible Common Equity to Total Assets of 9.1% Tier 1 Risk Weighted Asset Ratio of 15.0% Doral is Puerto Rico's Community Bank 12